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                                                                   Exhibit 3-130
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

                                                                     FILED
                                                                  APR 14 1992
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                 WEST VIRGINIA


                            ARTICLES OF INCORPORATION

                                       of

                            GLENMARK PROPERTIES, INC.


   The undersigned, acting as Incorporator of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia, adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

   I.   The name of the corporation will be GLENMARK PROPERTIES, INC.

   II. The address of the principal office of the corporation will be 1369 Stewartstown Road, Morgantown, West Virginia 26505.

   III. The duration of the corporation shall be perpetual.

   IV. The purpose for which this corporation is formed is to engage directly or indirectly in the acquisition, development, ownership, management, operation, leasing and sale of nursing homes and other health care facilities and all other business in which a corporation may lawfully engage.

   V. The aggregate number of shares of capital, stock which the corporation will be authorized to issue is One Hundred (100) shares. Such shares will have a par value of One Hundred and 00/100 Dollars ($100.00) each.

   VI. The name and address of the appointed person to whom notice or process may be sent is: Mark R Nesselroad, 1369 Stewartstown Road, Morgantown, West Virginia 26505.

   VII. The number of Directors constituting the initial Board of Directors of the corporation is two (2). The names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until successors are elected and shall qualify are:

Name                            Address
----                            -----------------------
Mark R. Nesselroad              1369 Stewartstown Road
                                Morgantown, WV 26505

Glenn Adrian                    1369 Stewartstown Road
                                Morgantown, WV 26505

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   THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these Articles of Incorporation, and has accordingly hereunto set his hand, this 13th day of April, 1992.

                                                       /s/ James A. Russell
                                                       -------------------------
                                                           James A. Russell

STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

   I, /s/ [graphic of signature], a notary public of said County do certify that James A Russell, who signed the writing hereinabove, bearing date the 13th day of April, 1992, has this day acknowledged the same before me in my said County.

   Given under my hand this 13th day of April, 1992.

   My commission expires: Mar. 11, 2002.

[graphic omitted]                                     /s/ [graphic of signature]
                                                      --------------------------
                                                              Notary Public


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
This instrument was prepared by:

   James A. Russell
   STEPTOE & JOHNSON
   Morgantown, WV 26505


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